21

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2025

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SGA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2025, the Board of Directors (the “Board”) of Saga Communications, Inc. (the “Company”) adopted and approved the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), effective as of June 19, 2025. The Amended and Restated Bylaws, among other things:

●	Enhance procedural mechanics and disclosure requirements applicable to shareholder nominations of directors and submissions of proposals regarding other business at shareholder meetings (excluding proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), including by defining certain terms and requiring disclosure of relationships of noticing shareholders with other shareholders, entities that provide financial support for a nomination or proposal, conflicts of interest of a noticing party, and compensation received by director nominees;
●	Provide the same timeliness requirements for such shareholder nominations and proposals regarding other business;
●	Provide that the Company may disregard any proxies or votes for a noticing shareholder’s director nominees if, after such shareholder provides notice to the Company pursuant to Rule 14a-19 under the Exchange Act, such shareholder subsequently fails to comply with the rule;
●	Require a shareholder submitting a nomination or proposal for other business pursuant to the Amended and Restated Bylaws to update or supplement its notice to the Company as of specified dates;
●	Specify the powers of the Board and chair of a shareholder meeting to regulate conduct at such meeting and to adjourn a meeting;
●	Require director candidates to complete a written questionnaire, make themselves available for interviews with members of the Board, and make a representation regarding any voting commitments, arrangements with other shareholders, and intent to serve as a director if elected;
●	Establish procedures for the fixing of a record date for determining stockholders entitled to call a special meeting of stockholders;
●	Provide that a record date for the purpose of determining the shareholders entitled to notice of, or to vote at, any shareholders’ meeting, or for other specified purposes, shall not be more than 70 days before the meeting or other action requiring a determination of shareholders;
●	Permit special meetings of the Board to be called on less than 24 hours’ notice, if necessary or appropriate under the circumstances; and
●	Make various other updates, including ministerial and conforming changes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

Shareholder proposals and shareholder nominations of persons for election to the Board for consideration by shareholders at our 2026 Annual Meeting of Shareholders, and which are not intended to be included in our proxy statement for such meeting, must be submitted in accordance with, and provide certain information required by, the Amended and Restated Bylaws. Pursuant to our new Amended and Restated Bylaws, such information must be delivered or mailed to and received at the principal executive offices of the Corporation by February 1, 2026. In the event that the date of the annual meeting is earlier than April 12, 2026 or later than July 1, 2026, such information to be timely must instead be so delivered not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which the Company announces the date of the annual meeting. This information is an update to information about such deadlines that the Company provided in its proxy statement in connection with the 2025 Annual Meeting of Shareholders, prior to the adoption of the Amended and Restated Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

3.1Amended and Restated Bylaws of Saga Communications, Inc., a Florida corporation.

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ugust
SAGA COMMUNICATIONS, INC.

Dated: June 20, 2025	By:	/s/ Samuel D. Bush
Samuel D. Bush
Executive Vice President and Chief
Financial Officer